Exhibit 32.1

CERTIFICATION OF THE

PRINCIPAL EXECUTIVE OFFICERS AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Tastemaker Acquisition Corp. (the “Company”) for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission (the “Report”), I, David Pace, Co-Chief Executive Officer of the Company, Andrew Pforzheimer, Co-Chief Executive Officer, and Christopher Bradley, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 24, 2022	/s/ David Pace
David Pace
Co-Chief Executive Officer
(Principal Executive Officer)

Date: March 24, 2022	/s/ Andrew Pforzheimer
Andrew Pforzheimer
Co-Chief Executive Officer
(Principal Executive Officer)

Date: March 24, 2022	/s/ Christopher Bradley
Christopher Bradley
Chief Financial Officer
(Principal Financial Officer)